Exhibit 99.(6)(a)(i)

Schedule A

to the Second Amended and Restated Investment Advisory Agreement of Baillie Gifford Funds

This Schedule A is amended and restated effective as of October 7, 2025

Funds, Original Effective Date and Compensation to the Adviser

The fee payable by the Trust on behalf of each Fund shall be computed at the annual rate equal to the percentage of that Fund’s average daily net assets noted below:

Fund	Original Effective Date	Assets (in billions)	Annual Fee Rate	Effective Date of Fee Rate

Baillie Gifford China Equities Fund	June 22, 2021	$0 - $2 >$2 - $5 >$5	0.55% 0.51% 0.49%	June 22, 2021

Baillie Gifford Developed EAFE All Cap Fund	June 24, 2013	$0 - $2 >$2 - $5 >$5	0.35% 0.31% 0.29%	May 1, 2017

Baillie Gifford EAFE Plus All Cap Fund	April 1, 2009	$0 - $2 >$2 - $5 >$5	0.35% 0.31% 0.29%	May 1, 2017

Baillie Gifford Emerging Markets Equities Fund	July 25, 2000	$0 - $2 >$2 - $5 >$5	0.55% 0.51% 0.49%	May 1, 2017
Baillie Gifford Emerging Markets ex China Fund	December 21, 2021	$0 - $2 >$2 - $5 >$5	0.55% 0.51% 0.49%	December 21, 2021

Baillie Gifford Global Alpha Equities Fund	December 1, 2008	$0 - $2 >$2 - $5 >$5	0.40% 0.36% 0.34%	May 1, 2017

Baillie Gifford International All Cap Fund	July 20, 2012	$0 - $2 >$2 - $5 >$5	0.35% 0.31% 0.29%	May 1, 2017

Baillie Gifford International Alpha Fund	July 25, 2000	$0 - $2 >$2 - $5 >$5	0.35% 0.31% 0.29%	May 1, 2017

Baillie Gifford International Concentrated Growth Equities Fund	September 19, 2017	$0 - $2 >$2 - $5 >$5	0.40% 0.36% 0.34%	September 19, 2017

Baillie Gifford International Growth Fund	July 25, 2000	$0 - $2 >$2 - $5 >$5	0.35% 0.31% 0.29%	May 1, 2017

Baillie Gifford Long Term Global Growth Fund	April 25, 2014	$0 - $2 >$2 - $5 >$5	0.45% 0.41% 0.39%	May 1, 2017

Baillie Gifford U.S. Equity Growth Fund	December 1, 2008	$0 - $2 >$2 - $5 >$5	0.33% 0.29% 0.27%	May 1, 2017

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BAILLIE GIFFORD FUNDS, on behalf of each of its series as set forth above

By: /s/ Michael Stirling-Aird
Name: Michael Stirling-Aird
Title: President

BAILLIE GIFFORD OVERSEAS LIMITED

By: /s/ Adam Conn
Name: Adam Conn
Title: Director

[Signature Page to Schedule A to Second Amended and Restated Investment Advisory Agreement of Baillie Gifford Funds]